SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2012

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d). On August 22, 2012, the PACCAR Inc Board of Directors elected Roderick C. McGeary to the PACCAR Inc Board of Directors effective September 9, 2012.

Item 5.02(b). Thomas E. Plimpton, PACCAR’s retired vice chairman and a director, will retire from the Board of Directors on September 12, 2012. Mr. McGeary will succeed Mr. Plimpton as a Class I director.

The information on Mr. McGeary required by Item 5.02(d)(3) is not available at this time. There are no reportable transactions under Item 404(a) of Regulation S-K. Mr. McGeary will receive compensation for his services in accordance with the Company’s standard compensatory arrangements for non-employee directors described in the Company’s March 14, 2012 proxy statement. These arrangements include an annual cash retainer of $75,000 and an annual restricted stock award of $100,000 both prorated for 2012; Board meeting fees of $7,500 per meeting and Committee meeting fees of $5,000 per meeting. A press release announcing the Board actions is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description

99.1	Press release of August 22, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	August 22, 2012	By:	/s/ D. C. Anderson

D. C. Anderson
Vice President and General Counsel